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Exhibit 5.1

ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000
www.cooley.com
JANE K. ADAMS (858) 550-6015 adamsjk@cooley.com

February 14, 2005

Favrille, Inc.
10421 Pacific Center Court, Suite 150
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Favrille, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 2,361,999 shares of the Company's Common Stock, $0.001 par value (the "Shares"), including (i) 1,641,999 shares reserved for issuance pursuant to the Company's 2001 Amended and Restated Equity Incentive Plan, (ii) 420,000 shares reserved for issuance pursuant to the Company's 2005 Non-Employee Directors' Stock Option Plan, and (iii) 300,000 shares reserved for issuance pursuant to the Company's 2005 Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement, and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

Favrille, Inc.
February 14, 2005
Page Two

We consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ JANE K. ADAMS, ESQ. Jane K. Adams, Esq.

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  Exhibit 5.1